Exhibit 5.2

599 LEXINGTON AVENUE

NEW YORK, NY 10022-6069

+1.212.848.4000

March 26, 2021

The Board of Directors

ViacomCBS Inc.

1515 Broadway

New York, New York 10036

ViacomCBS Inc.

10,000,000 Shares of 5.75% Series A Mandatory Convertible Preferred Stock

Ladies and Gentlemen:

We have acted as counsel to ViacomCBS Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of an aggregate of 10,000,000 shares of its 5.75% Series A Mandatory Convertible Preferred Stock, par value $0.001, with a liquidation preference of $100.00 per share (the “Shares”), pursuant to the Underwriting Agreement dated March 23, 2021 (the “Underwriting Agreement”), among the Company, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC as representatives (the “Representatives”) of the several underwriters named in Schedule 1 therein and 1,500,000 additional shares if the underwriters exercise in full their over-allotment option to acquire additional Shares set forth in Section 2(a) of the Underwriting Agreement (the “Option Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are convertible into shares of the Company’s Class B common stock, $0.001 par value per share (the “Class B Common Stock”), as provided in the Certificate of Designations (as defined below).

In that connection, we have reviewed originals or copies of the following documents:

(a)	The Underwriting Agreement.

(b)

The Certificate of Designations, including the specimen certificate thereto (the “Certificate of Designations”), filed by the Company with the Secretary of State of the State of Delaware on or before March 25, 2021 as an amendment to the Company’s Amended and Restated Certificate of Incorporation.

ABU DHABI | BEIJING | BRUSSELS | DUBAI | FRANKFURT | HONG KONG | LONDON | MENLO PARK | MILAN | NEW YORK

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SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

*	DR. SULTAN ALMASOUD & PARTNERS IN ASSOCIATION WITH SHEARMAN & STERLING LLP

(c)

The automatic shelf registration statement on Form S-3ASR (Registration No. 333-237426) filed by the Company under the Securities Act, with the Securities and Exchange Commission (the “Commission”) on March 27, 2020 (such registration statement, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act and the documents incorporated by reference therein, hereinafter collectively referred to as the “Registration Statement”).

(d)

The base prospectus, dated March 27, 2020, and forming a part of the Registration Statement with respect to the offering from time to time of the securities described therein, which was included as part of the Registration Statement at the time it became effective on March 27, 2020 (the “Base Prospectus”).

(e)

The preliminary prospectus supplement relating to the Shares, dated March 22, 2021 (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Preliminary Prospectus Supplement, in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein, hereinafter collectively referred to as the “Preliminary Prospectus”).

(f)

The final prospectus supplement relating to the Shares, dated March 23, 2021 (the “Final Prospectus Supplement”) (the Base Prospectus, as amended and supplemented by the Final Prospectus Supplement, in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission, including the documents incorporated by reference therein, hereinafter collectively referred to as the “Prospectus”).

(g)	The pricing term sheet relating to the Shares, dated March 23, 2021, attached as Annex A to the Underwriting Agreement (the “Pricing Term Sheet”).

(h)	Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, as amended through the date hereof, including the Certificate of Designations.

(i)

Originals or copies of such other records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

The documents described in the foregoing clauses (a) and (b) are collectively referred to herein as the “Opinion Documents.”

In our review of the Opinion Documents and other documents, we have assumed:

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(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the Underwriting Agreement and in certificates of public officials and officers of the Company.

(e)	That the Underwriting Agreement is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

We have not independently established the validity of the foregoing assumptions.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon the foregoing and upon such other investigation as we have deemed necessary, we are of the opinion that:

1.	The Shares have been duly authorized by the Company and, when issued and delivered as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.

The shares of Class B Common Stock issuable pursuant to the Certificate of Designations upon the conversion of the Shares and pursuant to payment of dividends in Class B Common Stock with respect to the Shares, have been duly authorized and reserved for issuance by all necessary corporate action and such shares of Class B Common Stock, when issued and delivered as provided in the Certificate of Designations, will be validly issued, fully paid and non-assessable.

This opinion letter is rendered to you in connection with the sale of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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LLJ

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